CONTINUING LOAN PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       HOUSEHOLD FINANCIAL SERVICES, INC.

                                      AND

                            WESTMARK MORTGAGE CORP.

                          DATED AS OF FEBRUARY 26, 1996

                               TABLE OF CONTENTS

                                                                                          Page No
                                                                                          -------
SECTION 1 DEFINITIONS
          Section 1.1 Defined Terms ......................................................    1
          Section 1.2 Other Terms ........................................................    6

SECTION 2 PURCHASE OF LOANS AND TRANSFER OF SERVICING
          Section 2.1 Offer to Sell ......................................................    6
          Section 2.2 Buyer's Response and Sellers's Acceptance ..........................    6
          Section 2.3 Purchase of Loans and Servicing Rights .............................    7
          Section 2.4 Purchase Price .....................................................    7
          Section 2.5 Transfer of Servicing ..............................................    7

SECTION 3 SETTLEMENT
          Section 3.1 Place and Time of Settlement .......................................    8
          Section 3.2 Seller's Deliveries at Settlement ..................................    8
          Section 3.3 Buyer's Deliveries at Settlement ...................................    8

SECTION 4 REPRESENTATIONS AND WARRANTIES
          Section 4.1 General Representations and Warranties of Seller ...................    8
          Section 4.2 Representations and Warranties of Seller Regarding the Offered Loans   11
          Section 4.3 Representations and Warranties of Seller Regarding the Loans .......   11
          Section 4.4 General Representations and Warranties of Buyer ....................   20

SECTION 5 PRE-SETTLEMENT COVENANTS
          Section 5.1 Continued Servicing ................................................   21
          Section 5.2 Preparation of Assignments .........................................   21
          Section 5.3 IRS Reporting ......................................................   22
          Section 5.4 Compliance with Law ................................................   22
          Section 5.5 No Sale of Assets ..................................................   22
          Section 5.6 Private Mortgage Insurance .........................................   22

SECTION 6 POST-SETTLEMENT CONVENANTS
          Section 6.1  Notice of Servicing Transfer ......................................   22
          Section 6.2  IRS Examination ...................................................   23
          Section 6.3  Tax on Sale .......................................................   23
          Section 6.4  Books and Records .................................................   23
          Section 6.5  On Site Audits ....................................................   23
          Section 6.6  Financial Statements ..............................................   23
          Section 6.7  Post-Sale Loan Payments ...........................................   23
          Section 6.8  Transfer of Servicing Rights ......................................   24
          Section 6.9  Delivery of Mortgage Loan Documents ...............................   24
          Section 6.10 Confidentiality ...................................................   24




SECTION 7  CONDITIONS TO SETTLEMENT
           Section 7.1 Conditions to Buyer's Obligations ..................................   25
           Section 7.2 Opinion of Counsel .................................................   26
           Section 7.3 Conditions to Seller's Obligations .................................   26
           Section 7.4 Opinion of Counsel .................................................   27

SECTION 8  SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES;
           REPURCHASE OBLIGATION OF SELLER

SECTION 9  POST-SETTLEMENT AND ADJUSTMENTS
           Section 9.1 Repurchase Obligations .............................................   28
           Section 9.2 Repurchase Price ...................................................   29
           Section 9.3 Post-Settlement Adjustment to Purchase Price .......................   29

SECTION 10 INDEMNIFICATION
           Section 10.1 Seller's Indemnification ..............................,...........   29
           Section 10.2 Buyer's Indemnification ...........................................   30
           Section 10.3 Indemnification Procedures ........................................   30

SECTION 11 TERMINATION
           Section 11.1 Termination by Either Party .......................................   31
           Section 11.2 Termination by Buyer ..............................................   32
           Section 11.3 Effect of Termination .............................................   32

SECTION 12 MISCELLANEOUS
           Section 12.1  No Waiver ........................................................   33
           Section 12.2  Amendment and Modification .......................................   33
           Section 12.3  Notices ..........................................................   33
           Section 12.4  Expenses .........................................................   34
           Section 12.5  No Remedy Exclusive ..............................................   35
           Section 12.6  Independent Contractor ...........................................   35
           Section 12.7  Severability .....................................................   35
           Section 12.8  Entire Agreement .................................................   35
           Section 12.9  Assignment .......................................................   35
           Section 12.10 Captions .........................................................   35
           Section 12.11 Governing Law ....................................................   35
           Section 12.12 Counterparts .....................................................   36
           Section 12.13 Drafting .........................................................   36
           Section 12.14 Choice of Forum ..................................................   36
           Section 12.15 Waiver of Jury Trial .............................................   36




EXHIBITS

         Exhibit A - Form of Bill of Sale and Assignment ................................   E-1
                  Schedule 1 to Bill of Sale and Assignment .............................   E-2
         Exhibit B - Form of Response and Acceptance ....................................   E-3
                  Schedule A to Response and Acceptance .................................   E-4
                  Schedule 1 to Response and Acceptance .................................   E-5
         Exhibit C - Contents of Legal File .............................................   E-6
         Exhibit D - Contents of Credit File ............................................   E-8
         Exhibit E - Form of Seller's Officer's Certificate .............................   E-11


SCHEDULES

         Schedule 2.1 - Information to be Included in Offered
                  Loan Schedule .........................................................   S-1
         Schedule 4.2(b)(A) - Seller's Underwriting Standards for Pool A.................   S-3
         Schedule 4.2(b)(B) - Seller's Underwriting Standards for Pool B.................   S--

                       CONTINUING LOAN PURCHASE AGREEMENT

         THIS CONTINUING LOAN PURCHASE AGREEMENT is made and entered into this 26th day of February, 1996 by an between HOUSEHOLD FINANCIAL SERVICES, INC., a Delaware corporation ("Buyer"), and WESTMARK MORTGATE CORP., a California corporation ("Seller").

         WHEREAS, Seller is engaged in the business of originating, acquiring and servicing fixed and adjustable rate, closed-end mortgage loans, and has proposed to offer to sell portfolios of such loans to Buyer from time to time subject to Buyer's review and acceptance of all or any part of each such portfolio; and

         WHEREAS, Seller desires from time to time to sell to Buyer, and Buyer desires from time to time to purchase from Seller certain loans due and to become due thereunder.

         NOW THEREFORE, in consideration of the premises and other covenants contained herein, Buyer and Seller agree as follows:

SECTION 1 DEFINITIONS

         Section 1.1 Defined Terms

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

         "Acceptance" means a Response that Seller has executed, indicating Seller's acceptance of Buyer's proposal to purchase a portfolio of Loans pursuant to the terms set forth in the Response.

         "Accepted Servicing Practices" means with respect to any Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property is located.

         "Appraised Value" means the amount set forth in an appraisal in connection with the origination of each Loan as the value of the Mortgage Property.

         "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer of equivalent instrument, in recordable form, which when recorded is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Buyer, or its assignee.

         "Bid Percentage" means a percentage of the Pool Balance, determined by Buyer in its sole discretion, on which the Purchase Price is based.

         "Bill of Sale" means the bill of sale and assignment in the form attached hereto as Exhibit A, which evidences the sale and acquisition of a portfolio of Loans and to which Seller shall attach, as Schedule 1, the Loan Schedule, listing the Loans to be purchased pursuant to such Bill of Sale.

         "Buyer" means Household Financial Services, Inc., a Delaware corporation.

         "Credit File" means with respect to any Loan, the file containing those items listed in Exhibit D annexed hereto, and any additional documents required to be added thereto pursuant to this Agreement.

         "Cut-off Date" means, with respect to each Offer, the date as of which the Principal Balance and the Pool Balance are determined.

         "Due Date" means the day of the month on which each Monthly Payment is due on a Loan, exclusive of any days of grace.

         "Due Diligence Period" means the period as agreed to by Buyer and Seller and ending when Buyer submits a Response unless otherwise agreed to in writing. During such period seller shall make the Loan Documents and any information, records and files pertaining to the Offered Loans available to Buyer at its offices located in Delray Beach, Florida or at any other location mutually agreed upon by Buyer and Seller.

         "ECOA" means the Equal Credit Opportunity Act, 15 U.S.C. SM1601.

         "Escrow Payments" means with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Obligor with the mortgagee pursuant to the Mortgage or any other document.

         "Excluded Loans" means the Offered Loans owned by Seller and offered for sale to Buyer pursuant to an Offer, which Offered Loans Buyer elects not to purchase, and which Offered Loans shall be listed in Schedule A to the Response.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "GNMA" means the Governmental National Mortgage Association.

         "Interest Rate Adjustment Date" means the date on which the Mortgage Interest Rate is adjusted to each Loan. The first Interest Rate Adjustment Date is the date set forth on the Loan Schedule.

         "IRS" means the Internal Revenue Service.

         "Legal Fees" shall mean with respect to any indemnified party, any and all fees, costs, and expenses of any kind reasonably incurred by such party or its counsel in investigating, preparing for, defending against, or providing evidence, producing documents, or taking other action with respect to, any threatened or asserted claim.

         "Legal File" means with respect to any Mortgage Loan, the file containing those items listed in Exhibit C annexed hereto, and any additional documents required to be added thereto pursuant to this Agreement.

         "Loan" means each loan selected by Buyer to purchase from the Offered Loans owned by Seller and offered to Buyer pursuant to each Offer, which Loans collectively, shall be listed in the Loan Schedule, attached as Schedule 1 to each Acceptance and Bill of Sale.

         "Loan Documents" means all of Seller's original agreements with any Obligor of a Loan, and all of the following in the original (except as otherwise noted) to the extent they exist in Seller's loan files, for any Loan that Buyer proposes to buy pursuant to its Response: all loan applications, correspondence, general credit information, file maintenance information, payment histories, credit information files, records, executed notes (which may be copies), documents, disclosures, receipts, drafts, instruments, notices, acknowledgements, mortgages (which may be copies), deeds of trust (which may be copies), security deeds (which may be copies), title insurance policies, title opinions, property appraisals, property surveys, insurance policies, property insurance policies, mortgage insurance policies, flood insurance policies, guarantees, and any like and other information relating to the Loans that is maintained in individual loan files or on a loan-by-loan basis, including such data stored on microfilm, microfiche, magnetic tape, computer disc, or in any other form.

         "Loan Schedule" means the list of Loans, consisting of the Offered Loans less any Excluded Loans, attached as Schedule 1 to each Acceptance and Bill of Sale.

         "Loan-To-Value Ratio" or "LTV" means with respect to any Loan, the ratio of the outstanding principal amount of the Mortgage Loan and, if the Loan purchased hereunder is secured by a second lien, any lien on the Mortgaged Property senior to the lien of the Loan as of the origination date to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

         "Monthly Payment" means the scheduled monthly payment of principal and interest on a Loan.

         "Mortgage" means, with respect to a Loan, any mortgage, deed of trust, security deed, or other similar instrument creating a lien on residential real property to secure repayment of such Loan, or a true and correct copy thereof.

         "Mortgage File" means collectively, the Credit File and the Legal File for any Loan.

         "Mortgage Interest Rate" means the annual rate of interest borne on a Note, net of any primary mortgage guaranty insurance premium.

         "Mortgage Property" means, with respect to each Mortgage, the property subject to such Mortgage.

         "Note" means, with respect to a Loan, the original promissory note executed by the respective Obligor to evidence such Obligor's indebtedness under such Loan.

         "Obligor" means, with respect to an Offered Loan, any person obligated for payment of such Offered Loan or who has transferred or assigned any property interest to Seller to secure payment of such Offered Loan.

         "Offer" means each offer from Seller to Buyer to sell a portfolio of Offered Loans and the right to service each such Offered Loan pursuant to the procedures set forth in Section 2.1, which Offer shall include an Offered Loan Schedule.

         "Offer Date" means with respect to each Offer, the date on which Seller sends such Offer to Buyer.

         "Offered Loan" means any mortgage loan that is secured by a first or second position lien on completed, one-to-four family residential real estate, and that Seller owns and offers to Buyer to purchase pursuant to an Offer.

         "Offered Loan Schedule" means the schedule of Offered Loans attached to the Offer, which lists to the extent and as available the mapping document information relating to each Offered Loan required to be included in each Offer, as set forth in Schedule 2.1 to this Agreement, and which shall be in electronic format and, if requested by Buyer, hard copy.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pool A" means with respect to each Offer those Loans secured by a valid Mortgage that represents a first lien.

         "Pool B" means with respect to each Offer those Loans secured by a Mortgage which represents a second lien.

         "Pool Balance" means, with respect to each Offer and each portfolio of Loans in Pool A and Pool B to be purchased pursuant to this Agreement, the aggregate outstanding Principal Balance of the Loans in Pool A and Pool B in such portfolio as of the Cut-off Date.

          "Principal Balance" means, with respect to a Loan and a particular Offer the unpaid principal balance if such Loan as of the Cut-off Date, as shown on the books and records of Seller; provided that the Principal Balance shall not include any accrued but unpaid fees or charges.

          "Purchase Price" means, with respect to each Bill of Sale, the price paid by Buyer for the Loans acquired pursuant to such Bill of Sale, which shall be calculated according to the following formula:

          (a)  the product of

               (i)  the Bid Percentage and

               (ii) the Pool Balance minus the aggregate amount of all payments of principal made to Seller on the Loans acquired from the Cut-off Date up to, but not including, the Settlement Date.

          (b)  plus

               (i) accrued but unpaid interest on each of the Loans acquired at the applicable per annum interest rate, as set forth on the Loan Schedule from the Cut-off Date up to, but not including the Settlement Date.

          (c)  minus

               (i) the aggregate amount of all payments of charges and fees in connection with the Loans made to Seller from the Cut-off Date up to, but not including, the Settlement Date.

         "RESPA" means the Real Estate Settlement Procedures Act, 12 U.S.C. ss.2601 et seq.

          "Response" means the letter from Buyer to Seller setting forth the Bid Percentage and attaching, as Schedule A, a list of any Offered Loans Buyer elects not to purchase, which Response shall be in the form attached hereto as Exhibit B.

          "Seller" means Westmark Mortgage Corp., a California corporation.

          "Service Transfer Date" means, unless otherwise agreed by the parties, the date which is 15 days after the date on which Seller sends its notices pursuant to Section 6.1 and on which Seller transfers to Buyer all servicing responsibilities related to all the Loans sold on the corresponding Settlement Date pursuant to Section 2.5.

         "Settlement" means, with respect to each portfolio of Loans to be sold pursuant to this Agreement, the satisfaction of the conditions set forth in
Section 7, and the sale and purchase of, such portfolio of Loans.

          "Settlement Date" means each date mutually agreed upon by the parties on which Seller sells and Buyer acquires a portfolio of Loans.

          "TILA" means the Truth in Lending Act, 15 U.S.C. ss.1600 et seq.

     1.2 Other Terms

          (a) Accounting and financial terms used herein and not otherwise defined in this Agreement shall be construed in accordance with generally accepted accounting definitions and priciples as consistently applied.

          (b) Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa.


SECTION 2 PURCHASE OF LOANS AND TRANSFER OF SERVICING

     Section 2.1 Offer to Sell.

          (a) From time to time, Seller may submit an Offer to Buyer and Buyer may agree to buy any or all of the Offered Loans listed in such Offer and the right to service those Offered Loans pursuant to the terms of this Agreement and any Schedules and Exhibits hereto. Such sale and transfer shall be subject to the provisions of this Agreement.

          (b) Each Offer shall be sent to Buyer by hand delivery or overnight courier and shall be accompanied by a letter notifying Buyer that Seller is making an Offer to sell the Offered Loans at a Purchase Price based on a Bid Percentage, which shall be determined by Buyer, and which shall be subject to acceptance by Seller. Each Offer shall attach an Offered Loan Schedule, which shall include mapping document information relating to each Offered Loan according to the format and criteria set forth in Schedule 2.1 to this Agreement. Seller shall bear all costs of sending the Offer and Offered Loan Schedule to Buyer.

     Section 2.2 Buyer's Response and Seller's Acceptance.

          (a) If Buyer chooses to purchase any or all of the Offered Loans, Buyer shall send a response to Seller by overnight mail for delivery the following day or by facsimile within a reasonable period of time after the end of the Due Diligence Period. If the Response is sent by facsimile, the original Response shall be sent to Seller by overnight mail for delivery the following day. the Response shall attach a Schedule A of Excluded Loans, if any, and shall set forth the Bid Percentage.

          (b) To accept Buyer's Response, Seller shall, within 2 business days after Seller's receipt of the facsimile of the Response, execute and return, by facsimile, an Acceptance, with an original, which shall have attached thereto a Loan Schedule, sent by overnight courier for delivery the following day. If Buyer has not received an executed Acceptance by facsimile within 2 business days after Seller's receipt of the Response, Buyer's proposal to purchase the Loans pursuant to the terms of the Response shall automatically expire, unless Buyer agrees to extend the period for acceptance of the Response.

          (c) By executing the Acceptance, Seller agrees to execute the Bill of Sale and to sell on the Settlement Date the Loans set forth in the Loan Schedule attached to the Response (as such Loan Schedule may be amended by mutual agreement of Seller and Buyer to reflect the actual Loans accepted by Buyer as of the Settlement Date) and the Acceptance for a Purchase Price based on the Bid Percentage set forth in the Response and the Acceptance.

     Section 2.3 Purchase of Loans and Servicing Rights.

          (a) By execution of the Bill of Sale on the Settlement Date, subject to the terms and conditions set forth in this Agreement,

                    (i) Seller shall sell, transfer, assign, and convey to
               Buyer, without recourse, but subject to the terms of this Agreement, and Buyer shall purchase and take on the Settlement Date, all of Seller's right, title, and interest in and to the Loans listed in the Loan Schedule attached to such Bill of Sale;

                    (ii) Seller shall sell, transfer, assign, and convey to
               Buyer, and Buyer shall purchase and take on to Settlement Date, all of Seller's right, title, and interest in and to all escrow deposits held in connection with the Loans listed in the Loan Schedule attached to such Bill of Sale; and

                    (iii) Seller shall also irrevocably assign to Buyer, and
               Buyer shall take on the Settlement Date, Seller's right to service each Loan sold pursuant to the Bill of Sale and to collect any servicing fee in connection with such Loan.

     Section 2.4 Purchase Price. The Purchase Price for the Loans purchased at each Settlement shall be based on the Bid Percentage set forth in the Response and the Acceptance and shall be calculated according to the formula set forth in the definition of the term Purchase Price.

     Section 2.5 Transfer of Servicing. As of each Settlement Date, Seller shall transfer to Buyer any and all rights to service the Loans sold on the related Settlement Date, including but not limited to Seller's right to receive all payments and receivables with respect to the Loans, ownership of Escrow Payments, and all servicing rights as owner and holder of the Loans. Notwithstanding the foregoing, Seller shall continue to service the Loans for Buyer following the Settlement Date and until the corresponding Service Transfer Date as set forth in Section 5.1, and Buyer shall assume responsibility for servicing the Loans on and after such Service Transfer Date. Seller shall ensure that all escrow balances are received by Buyer within thirty (30) days of Settlement. If such balances are not received by Buyer within thirty (30) days Seller shall remit to Buyer in immediately available funds, an amount equal to said balances.

SECTION 3 SETTLEMENT

         Section 3.1 Place and Time of Settlement. Each Settlement shall take place at Seller's place of business in Delray Beach, Florida or at such other place as the parties may agree, on the Settlement Date, which shall be within 2 business days of the satisfaction of all conditions to Settlement, as set forth herein.

         Section 3.2 Seller's Deliveries at Settlement. On or before each Settlement, Seller shall deliver the following to Buyer:

                  (a) a Bill of Sale, executed by Seller, substantially in the form of Exhibit A with respect to the Loans sold at such Settlement;

                  (b) as required by RESPA, the form of notice of servicing transfer, to be sent by Seller pursuant to Section 6.1 for each Loan, which form shall indicate the date on which it shall be sent by Seller;

                  (c) the Mortgage File with respect to each Loan sold at such Settlement, the contents of which are subject to the approval of Buyer and its legal counsel as to proper form and execution; and

                  (d) all other documents, instruments and writings required to be delivered by Seller prior to or at such Settlement pursuant to Section 7.1 of this Agreement or as reasonably requested by Buyer.

         Section 3.3 Buyer's Deliveries at Settlement. At each Settlement, Buyer shall deliver the following to Seller:

                  (a) the Purchase Price for the Loans sold at such Settlement by wire transfer of immediately available funds in U.S. dollars to the account designated by Seller.

SECTION 4 REPRESENTATIONS AND WARRANTIES

         Section 4.1 General Representations and Warranties of Seller. As of the date hereof, and as of each Settlement Date, Seller represents and warrants as follows:
                  (a) Organization. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, and is qualified and authorized to transact business in, and is in good standing under the laws of, each jurisdiction in which any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification. Seller has the requisite corporate power and authority to own and operate its properties, to carry on its business as it is now being conducted, and to consummate the transactions contemplated by this Agreement.

                  (b) Authorization of this Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be affected by bankruptcy, by insolvency laws, or by general principles of equity.

                  (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (d) No Conflict or Violation. The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Seller, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Seller, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for sale of the Loans by Seller. No regulatory approvals or consents are required with respect to Seller's consummation of the transactions contemplated by this Agreement.

                  (e) Litigation. No action, suit, proceeding, or governmental investigation or inquiry is currently pending, or to the knowledge of Seller, threatened against Seller which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Seller or on the Loans or would prevent the consummation of the transactions contemplated by this Agreement.

                  (f) Financial Condition. Seller has previously furnished Buyer with Seller's most recent audited financial statements, together with the respective reports thereon of the Seller's independent public accountants, and Seller's most recent unaudited financial statements, each of which has been prepared in accordance with generally accepted accounting principles. Each of the balance sheets included in the financial statements sets forth Seller's financial condition as of the date thereof, and there have been no material adverse changes in Seller's business or financial condition since that date.

                  (g) Accuracy of Statements. Neither this Agreement, nor any statement, report, or other document furnished or to be furnished pursuant to this Agreement, or in connection with the transaction contemplated hereby, contains any untrue statement of fact by Seller, or omits to state a fact, necessary to make the statements of Seller contained therein not misleading.

                  (h) Fidelity Bond. Upon request Seller will deliver to Buyer a true and correct copy of Seller's fidelity bond and Seller's errors and omissions policy, as currently in effect, the amounts and coverages of both of which will be acceptable to Buyer. Seller shall, at its own expense, maintain a fidelity bond and an errors and omissions policy, in amounts at least as great as, and with the coverages at least as broad as, those currently in effect. Seller shall upon request furnish proof of such coverage at or before the first Settlement and, upon request, annually thereafter.

                  (i) Ability to Perform; Solvency. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

                  (j) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the Loans, or the sale of the Loans to the Buyer or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to each Settlement Date.

                  (k) Selection Process. The Loans were not intentionally selected in a manner so as to adversely affect the interests of the Buyer.

                  (l) Commissions to Third Parties. Seller has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with this transaction other than the Buyer except as Seller has previously disclosed to Buyer in writing.

                  (m) Fair Consideration. The consideration received by Seller upon the sale of the Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Loans.

                  (n) No Personal Solicitation. From and after each Settlement Date, Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on Seller's behalf, to personally, by telephone or mail, solicit the borrower or Obligor under any Loan for any purpose whatsoever, including to refinance a Loan, in whole or in part, without the prior written consent of the Buyer. It is understood and agreed that all rights and benefits relating to the solicitation of any Obligors and the attendant rights, title and interest in and to the list of such Obligors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Buyer pursuant hereto on each Settlement Date and Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller or any affiliate of Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailings lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph.

                  (o) HUD Approval. Seller is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act, as amended.

         Section 4.2 Representations and Warranties of Seller Regarding the Offered Loans. With respect to each Offer, Seller represents and warrants to, and covenants with Buyer that, as of the corresponding Offer Date:

                  (a) Accuracy of Statements. The information contained in the Offered Loan Schedule and all information provided regarding delinquencies in the Offered Loans are true and correct in all respects. Neither the Offered Loan Schedule nor the Loan Documents nor any other document furnished in connection with the Offer contains any untrue statement of fact by Seller, or omits to state a fact, necessary to make the statements of Seller contained therein not materially misleading.

                  (b) Origination. Each of the Offered Loans in Pool A meets the underwriting standards of Seller, which standards are set forth in Schedule 4.2(b)(A) to this Agreement and each of the Offered Loans in Pool B, meets the underwriting Standards of Seller, which standards are or may be set forth in
Schedule 4.2(b)(B) to the Agreement, and were underwritten in strict accordance therewith. Each Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a Federal or State authority. The Note, the Mortgage and all other documents contained in the Legal Files are on FNMA or FHLMC uniform instruments or are on forms acceptable to FNMA or FHLMC. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Seller has not made any representations to the Obligor that are inconsistent with the mortgage instruments used.

                  (c) Genuineness of Signatures. All Loan Documents are genuine and contain genuine signatures. The Loan Documents that Buyer requires to be original documents are original documents. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other requirements that Buyer has reasonably made of Seller.

         Section 4.3 Representations and Warranties of Seller Regarding the Loans. With respect to each Loan, Seller represents and warrants to, and covenants with Buyer that, as of the Settlement Date on which such Loan is sold:

                  (a) Title to Loans. Seller has good title to and is the sole owner of record and holder of the Loan and the indebtedness evidenced by each Note. Unless otherwise disclosed in the Loan Documents or the Offered Loan Schedule, Seller is the original mortgagee or assignee of the Mortgage, and there has been no more than one prior assignment and no sale, or hypothecation by Seller of the Loan. The Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Loan to the Buyer fee and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan pursuant to this Agreement and following the sale of each Loan, Buyer will own such Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest.

                  (b) Accuracy of the Offered Loan Schedule. The Loan is as described in the Offered Loan Schedule delivered by Seller to Buyer, and the information contained in the Offered Loan Schedule is true and correct as of the Settlement Date.

                  (c) Payments. As of the Settlement Date, no loan is 30 or more days delinquent (determined on a contractual basis), no Loan will have been 30 or more days delinquent (determined on a contractual basis) more than once during the 12 months preceding the Settlement Date, and the first Monthly Payment has been made, or shall be made, as the case may be, with respect to the Loan on its Due Date.

                  (d) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced or solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever occurred later, to the day which precedes by one month the Due Date of the first Monthly Payment.

                  (e) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms and reflected on the Loan Schedule. No Obligor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Legal File.

                  (f) Absence of Defenses. The Loan and the Note are not subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury), based on the invalidity or unenforceability of the Note and/or Mortgage or on any conduct of Seller or any of its officers, employees, representatives, or Affiliates in originating or servicing the Loan prior to the Settlement Date. Nor will the operation of any of the terms of the Loan or Note, or the exercise of any right thereunder, render the Loan or Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury) based on any such invalidity, unenforceability or conduct. No right rescission, set-off, counterclaim, or defense with respect thereto has been asserted to Seller or, to Seller's knowledge, has been asserted to any other person.

                  (g) Hazard Insurance. Pursuant to the terms of the Mortgage, all improvements upon the Mortgaged Property are insured by an insurer acceptable to FNMA against loss by fire and such other risks (excluding mud slides and earthquakes) as are usually insured against in the broad form of extended coverage hazard insurance from time to time available, including flood hazards if upon origination of the Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Sellers' Guide and the FNMA Servicers' Guide, and are a standard policy of insurance for the locale where the Mortgaged Property is located. The amount of the insurance is at least in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loan, whichever is less. The hazard insurance policy names (and will name) the Obligor as the insured and contains a standard mortgagee loss payable clause in favor of Seller (or Seller's servicer) and its successors and assigns. The Mortgage obligates the Obligor thereunder to maintain the hazard insurance policy at the Obligor's cost and expense, and on the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Obligor's cost and expense, and to seek reimbursement therefor from the Obligor. Where required by state law or regulation, the Obligor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Obligor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either. In connection with the issuance of the hazard insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

                  (h) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan have been complied with by Seller and, if Seller is not the originator of any such Loan, by the originator of such Loan, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

                  (i) No Satisfaction of Mortgage or Note. Neither the Mortgage nor the Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Obligor of any action, if the Obligor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Obligor.

                  (j) Location and Type of Mortgaged Property. The Mortgaged Property consists of a parcel of real property with a single family residence erected thereon, or a two to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development. The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Loan is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is in the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence or
(iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice.

                  (k) Valid Lien. The Mortgage for any Loan in Pool A creates a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and the Mortgage for any Loan in Pool B creates a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, and in each case includes all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to "Permitted Exceptions," which consist of the following:

                        (1) the lien of current real property taxes and assessments not yet due and payable;

                        (2) convenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and referred to or otherwise considered in the appraisal made for the originator of the Loan;

                  (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (4) a valid first lien in the case of Loans in Pool B.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan in Pool A established and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and with respect to Pool B a second lien and second priority security interest, and Seller has full right to sell and assign the same to the Buyer. Except as noted on the Loan Schedule, for a Loan in Pool A the Mortgaged Property was not, as of the respective date of origination of the Loans in Pool A, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien, subordinate to the lien of the Mortgage.

         (l) Validity of Mortgage Documents. The Note and the Mortgage and every other agreement, if any, executed and delivered by the Obligor in connection with the Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and each other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and each other such related agreement, and the Note, the Mortgage and each other such related agreement have been duly and properly executed by the respective Obligors. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

         (m) Full Disbursement of Proceeds. The Loan has been closed, and in the case of a Loan in Pool A the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

         (n) Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (a) organized under the laws of such state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (d) not doing business in such state.

         (o) LTV. The initial principal balance of a Loan in Pool A was equal to an amount no greater than 90%, and a Loan in Pool B was equal to an amount no greater than 100%, of the lesser of the appraised value of the Mortgaged Property at the time the Loan was originated or the sales price of the Mortgaged Property.

         (p) Title Insurance. The Loan is covered by either (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to FNMA or (b) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan in Pool A, and as to the second priority lien on the Mortgage in the original principal amount of the Loan in Pool B, subject only to the Permitted Exceptions and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any Interest therein. Where required by state law or regulation, the Obligor has been given the opportunity to choose the carrier of such lender's title insurance policy. Seller, its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the Loan to the Buyer. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

         (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

         (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

         (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal non-conforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation.

         (t) Payment Terms. For fixed-rate Loans, the Note is payable on the first day of each month in equal monthly installments (other than the last payment) of principal and interest. For adjustable-rate Loans, the Mortgage Interest Rate is adjusted in accordance with the terms of the Note and the Note is payable on the first day of each month and, during an adjustment period or initial period, in equal monthly installments of principal and interest. All required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate of each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

         (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by an Obligor on a Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Obligor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

         (v) Occupancy of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

         (w) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the "Valid Lien" representation above.

         (x) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

         (y) Due on Sale. The Mortgage for a loan in Pool A contains a provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. This provision provides that the mortgagee cannot exercise its option if either (a) the exercise of such option is prohibited by federal law or (b)
(i) the Obligor causes to be submitted to the mortgagee information required by the mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (ii) the mortgagee reasonably determines that the mortgagee's security will not be impaired by the assumption of such Loan by the transferee and that the risk of breach of any covenant or agreement in the Loan documents is acceptable to the mortgagee. To the best of Seller's knowledge, such provision is enforceable.

         (z) Transfer of Loans. Each of the Mortgage and the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

         (aa) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Obligor or anyone on behalf of the Obligor, or paid by any source other than the Obligor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

         (bb) Consolidation of Future Advances. Any future advances made to the Obligor prior to the Offer Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority, if in Pool A, or as having a second lien priority, if in Pool B, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Buyer. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

         (cc) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of Seller's knowledge upon reasonable due inquiry and investigation, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings in the future.

         (dd) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by Seller with respect to the Loan have been in accordance with Accepted Servicing Practices and are in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in possession of Seller or the servicer of such Loan and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. Unless prohibited by applicable law, an escrow of funds has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note.

         (ee) Appraisals. Seller has delivered to Buyer an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a qualified appraiser, who (i) is licensed in the state where the Mortgaged Property is located, (ii) is acceptable to Buyer, (iii) has, no interest, direct or indirect, in the Mortgaged Property or in any loan on the security thereof, and (iv) does not receive compensation that is affected by the approval or disapproval of the Loan. The appraisal shall be completed in compliance with the Uniform Standards of Profession Appraisal Practice, any additional requirements set forth for appraisals in Schedule 2.1 to this Agreement, and all applicable Federal and state laws and regulations

         (ff) Soldiers' and Sailors' Relief Act. The Obligor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to, the Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

         (gg) Environmental Matters. To the best of the Seller's knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Seller has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property.

         (hh) Obligor Acknowledgment. The Obligor has executed a statement to the effect that the Obligor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. Seller shall maintain or cause to be maintained such statement in the Credit File.

         (ii) No Construction Loans. The Loan was not made in connection with
(a) the construction or rehabilitation of Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

         (jj) Selection. The Loans were not selected for inclusion under this Agreement from among the Seller's mortgage loan portfolio on any basis which would have an adverse affect on the interests of the Buyer.

            (kk) Circumstances Affecting Value, Marketability or Prepayment. Except as otherwise disclosed to the Buyer, Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Obligor, or the Obligor's credit standing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Loan, subject to the economic and geological conditions generally and specifically to the area in which the Mortgaged Property is located.

         Section 4.4 General Representations and Warranties of Buyer. As of the date hereof, and as of each Settlement Date, Buyer represents and warrants as follows:

            (a) Organization. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified and authorized to transact business in, and is in good standing under the laws of, each jurisdiction in which any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification. Buyer has the requisite corporate power and authority to own and operate its properties, to carry on its business as it is now being conducted, and to consummate the transactions contemplated by this Agreement.

            (b) Authorization of this Agreement. Buyer has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

            (c) No Conflict or Violation. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Buyer, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Buyer, or (iii) conflict with or violate any agreement, permit concession, grant, franchise, license, or other governmental authorization or approval necessary for purchase of the Loans by Buyer. No regulatory approvals or consents are required with respect to Buyer's consummation of the transactions contemplated by this Agreement.

            (d) Litigation. No action, suit, proceeding, or governmental investigation or inquiry is currently pending, or to the knowledge of Buyer, threatened against Buyer which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Buyer or on the Loans or would prevent the consummation of the transactions contemplated by this Agreement.

            (e) Financial Condition. Buyer has previously furnished Seller with Buyer's most recent audited financial statements, together with the respective reports thereon of the Buyer's independent public accountants, and Buyer's most recent unaudited financial statements, each of which has been prepared in accordance with generally accepted accounting principles. Each of the balance sheets included in the financial statements sets forth Buyer's financial condition as of the date thereof, and there have been no material adverse changes in Buyer's business or financial condition since that date.

            (f) Accuracy of Statements. Neither this Agreement, nor any statement, report, or other document furnished or to be furnished pursuant to this Agreement, or in connection with the transaction contemplated hereby, contains any untrue statement of fact by Buyer or omits to state a fact necessary to make the statements of Buyer contained therein not misleading.

            (g) Ability to Perform; Solvency. Buyer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Buyer is solvent and the purchase of the Mortgage Loans will not cause Buyer to become insolvent.

            (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Buyer of or compliance by Buyer with this Agreement or the Loans, or the purchase of the Loans by Buyer or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to each Settlement Date.

            (i) No Commissions to Third Parties. Buyer has not dealt with any broker or agent or other Person who might be entitled to a fee, commission, or compensation in connection with this transaction other than the Buyer.

SECTION 5 PRE-SETTLEMENT COVENANTS

         Seller covenants and agrees that:

         Section 5.1 Continued Servicing. Seller shall continue servicing the Loans to be sold on each Settlement Date, until the related Service Transfer Date, unless otherwise agreed to in writing by the parties, on Seller's system in conformance with all of the requirements of the Loan Documents and applicable law and in accordance with Accepted Servicing Practices. Seller shall send out at its expense the notice required to be provided to Obligors for any Interest Rate Adjustment scheduled to occur up to 10 days after the Service Transfer Date.

         Section 5.2 Preparation of Assignments. Prior to each Settlement Date, Seller shall, at its sole expense, prepare and deliver an Assignment of Mortgage in form and substance acceptable to Buyer and its counsel and any other security documents corresponding to each Loan to be sold on such Settlement Date. Each such assignment shall be sufficient to perfect the transfer of Seller's security interest in the corresponding Mortgaged Property.

         Section 5.3 IRS Reporting. To the extent required by law, Seller shall report to the IRS and each Obligor the amount of interest paid (including without limitation, the obligations with respect to Forms 1098 and 1099 and back up withholding with respect to same, if required) by such Obligor on the Loan on which he is the Obligor from the date of the advance made by Seller to such Obligor through and including the Service Transfer Date, and Buyer shall thereafter report to the IRS and each Obligor the amount of interest paid by such Obligor on the Loan on which he is the Obligor.

         Section 5.4 Compliance with Law. From the date of this Agreement to each Settlement Date, Seller shall comply with and use its best efforts to cause each Oblgor to comply with all applicable state and Federal rules and regulations including those requiring the giving of notices, and where applicable, Seller warrants that it will comply with the National Housing Act of 1934, as from time to time amended, the Servicemen's Readjustment Act of 1944, as amended, and with all rules and regulations issued under said either such act.

         Section 5.5 No Sale of Assets. Without the prior written consent of Buyer, Seller shall not sell, lease, assign, transfer, encumber or permit the encumbrance of, or otherwise dispose of:

            (a) any of the Offered Loans from the date of the Offer until the earlier of (i) the day on which Seller receives Buyer's Response or (ii) the close of business on the day after which the Due Diligence Period expires; and

            (b) any of the Loans included in the Loan Schedule to Buyer's Response from the date on which such Response is received until the Settlement Date.

         Section 5.6 Private Mortgage Insurance. Seller shall provide any notification to private mortgage insurance companies necessary to ensure continuation of such insurance upon transfer of the Loans to Buyer.

SECTION 6. POST-SETTLEMENT COVENANTS

         Section 6.1 Notice of Servicing Transfer. Seller and Buyer shall each comply with, and Seller shall assist Buyer in complying with, the notice requirements of the Cranston Gonzalez National Affordable Housing Act of 1990. Such compliance by each party shall include, without limitation, sending its own notices of the transfer of servicing from Seller to Buyer, at its sole expense. For each Loan, Seller shall deposit such notice in the United States mail within five (5) business days after the Settlement Date on which such Loan is sold. Seller's notice to each Obligor shall state that any payments due from such Obligor that are due 15 or more days after the date on which Seller sends such notice shall be made to Buyer. Seller's assistance to Buyer shall include providing Buyer with any information that Seller has or has access to and that Buyer reasonably requires to complete its notices. Buyer shall approve any such notices sent by Seller, and Seller shall have the right to approve any such notices sent by Buyer, prior to the date mailed. To enable the parties to determine the Service Transfer Date, Seller shall, with respect to all Loans sold on each Settlement Date, send all notices pursuant to this Section 6.1 on the same day, and shall, upon sending such notices, inform Buyer of the date on which such notices are sent. Within 10 days of each Settlement Date, Seller shall deliver to Buyer a copy of the notice sent with respect to each Loan sold on such Settlement Date.

         Section 6.2 IRS Examination. Buyer and Seller shall cooperate fully with each other in connection with any examination conducted by any tax authority after each Settlement Date, provided that nothing herein shall be construed as obligating Buyer or Seller to disclose or furnish any tax information not related to the transfer of the Loans. Buyer and Seller shall inform each other promptly of any material developments in the course of any such examination, the results of any such examination, and any proceeding related thereto.

         Section 6.3 Tax on Sale. Each party shall promptly pay in full and when due any tax or other governmental charge or fee imposed upon it under applicable law on the sale of the Loans from Seller to Buyer pursuant to this Agreement.

         Section 6.4 Books and Records. Seller agrees to keep and maintain such books and records so as to meet and comply with all applicable laws, and the requirements or recommendations of ECOA and TILA. The same shall be available to Buyer at any time, upon reasonable notice, during business hours, for examination and audit to the extent required to determine compliance with such laws. Such records shall include a loan register documenting all loan applications taken by Seller.

         Section 6.5 On Site Reviews. Seller agrees, upon reasonable notice and during regular business hours, to meet with Buyer from time to time to discuss Seller's business activities related to this Agreement and to allow Buyer to conduct periodic on-site audits of Seller's business activities related to this Agreement.

         Section 6.6 Financial Statements. Each party shall furnish to the other for as long as this Agreement is in effect, (i) as soon as available, and in any event within 90 days after the end of each fiscal year, audited or certified financial statements consisting of a balance sheet as of the end of such fiscal year, together with related statements of income or loss and reinvested earnings and changes in financial position for such fiscal year, prepared by independent certified public accountants in accordance with generally accepted accounting principles, and (ii) if available, within 10 days after the end of each quarterly period unaudited financial statements which may be satisfied by furnishing a copy of the quarterly report filed with the Securities and Exchange Commission. In addition, each party shall provide the other, from time to time, upon reasonable request (which shall include a written statement describing the reason therefor) and 60 days' notice, any other financial reports or statements reasonably required by the requesting party.

         Section 6.7 Post-Sale Loan Payments. Seller agrees that it will remit to Buyer, within 48 hours after receipt, any payment on a Loan including, without limitation, all payments of principal and interest, late charges, and bad check charges received from an Obligor on or after the Settlement Date at the following address: 961 Weigel Drive, Elmhurst, Illinois, 60126, Attn: Mark Eichler, or such other address as Buyer may designate. Seller shall remit such payment via an overnight delivery service.

         Section 6.8 Transfer of Servicing Rights and PMI. Seller shall use all efforts to assist Buyer in the transfer from Seller to Buyer of servicing rights for each Loan, including assisting Buyer with any notices to private mortgage insurance companies.

         Section 6.9 Delivery of Mortgage Loan Documents. With respect to each Loan, the Seller shall cause by no later than sixty (60) days after the Settlement Date, the original recorded Mortgage and, if applicable, the prior Assignment of Mortgage to be delivered to Buyer if they have not yet been returned from the County Records Office. The Seller shall pay the out-of-pocket costs incurred in connection with such acts.

Section 6.10 Confidentiality.

            (a) Buyer and Seller shall not disclose any confidential or proprietary information of the other party with respect to such other party, the Offered Loans, the Loan Documents, the Response, the Acceptance, or this Agreement that may be in the possession of that party (the "Confidential Information") to any person who is not a partner, officer, employee, counsel, or agent of such party except with the consent of such other party or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee.

            (b) In the event that either party receives a request to disclose any Confidential Information of the other party under such subpoena or order, such party shall (i) notify the other party thereof within 10 days after receipt of such request, (ii) consult with the other party on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other party in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information.

            (c) All information and documents that Buyer provides to Seller or that Seller provides to Buyer pursuant to this Agreement shall be deemed to be Confidential Information; provided, however, that Buyer and Seller shall not be required to treat as Confidential Information, any information of the other party if (i) such information is already in the possession of the party and is not otherwise subject to an agreement as to confidentiality, (ii) such information is or becomes generally available in the public domain other than as a result of a disclosure by the party or its partners, officers, employees, counsel, or agents, (iii) such information is not acquired from the other party or persons known to be in breach of an obligation of secrecy to such other party, or (iv) such information is contained in or derived from the Offered Loan Documents, or is otherwise information Buyer or Buyer's counsel determines is reasonably required to be disclosed in connection with the securitization and sale of interests in the Loans. Any party disclosing any information of the other party shall have the burden of proving that the disclosed information is within one of the exceptions in this Section 6.10(c) and therefore need not be treated as Confidential Information.

            (d) Neither of the parties to this Agreement nor any of their Affiliates shall issue any press release or public announcement concerning the contemplated transaction, the existence of this Agreement, or the terms, conditions, and provisions of this Agreement
(i) unless mutually agreed by the parties or (ii) except as required by law, in which event the disclosing party shall consult with the other party to the extent practicable before making such disclosure.

SECTION 7 CONDITIONS TO SETTLEMENT

         Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to purchase the Loans at each Settlement are subject to the satisfaction at or prior to such Settlement, of each of the following conditions (any or all of which may be waived by Buyer):

            (a) Representations and Warranties Correct. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects in accordance with their terms as of the date of this Agreement, and on and as of such Settlement Date with the same force and effect as though made on and as of such Settlement Date, and Seller shall have delivered to Buyer a certificate to such effect signed on Seller's behalf by its President or another appropriate officer.

            (b) Compliance with Covenants. Seller shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement and Seller shall have delivered to Buyer a certificate to such effect signed on Sellers behalf by its President or another appropriate officer.

            (c) Settlement Documents. Seller shall have executed and delivered this Agreement and the Agreement shall not have been terminated. Seller shall have delivered the Mortgage Files and in connection with the Loans to be purchased on such Settlement Date, and executed all documents required to transfer the Loans in accordance with the terms of this Agreement.

            (d) Corporate Documents. On or before the Settlement Date, if Buyer so requests, Seller shall have delivered to Buyer:

                 (i) a certificate of its jurisdiction of incorporation dated not earlier than the date of the tenth day preceding the Settlement Date, to the effect that Seller is a corporation validly existing and in good standing (if applicable) under the laws of such jurisdiction as of such date;

                 (ii) a certificate of the Secretary or Assistant Secretary of
            Seller attaching (A) evidence of such corporate action or authorization as is necessary to approve of this Agreement and the authorization of the officers of Seller to sign this Agreement, which action or authorization shall continue to be in force as of the Settlement Date, and (B) specimen signatures of the officers of Seller authorized to sign this Agreement;

                 (iii) a copy, certified as true by the Secretary or Assistant
            Secretary of Seller, of the charter and the by-laws of Seller; and

                 (iv) an Officer's Certificate in the form attached hereto as
            Exhibit E.

                 (v) all other documents, instruments, and writings required to be delivered by Seller pursuant to this Agreement.

            (e) Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by Seller.

            (f) Access to Information; Due Diligence. Buyer and its representatives shall have had access to such information and records of Seller as Buyer shall have reasonably requested to ascertain Seller's compliance with the Agreement, and all such information and records shall be satisfactory to Buyer and its representatives in accordance with the terms of this Agreement.

            (g) No Pending Litigation. There shall not be pending or threatened any suit, action, injunction, investigation, inquiry, or other proceeding against either of the parties before any court or government agency, which, in Buyer's good faith judgment, has resulted or is reasonably likely to result in an order staying or judgment restraining or prohibiting the transactions contemplated hereby or subjecting a party to material liability on the grounds that is has breached any law or regulation or otherwise acted improperly in connection with the transactions contemplated hereby.

         Section 7.2 Opinion of Counsel. The obligations of Buyer to purchase the Loans at the first Settlement following execution of this Agreement are subject to Buyer having received an opinion of Seller's in-house counsel in form and substance satisfactory to Buyer, as to such matters concerning this Agreement or the Settlement as are reasonably requested by Buyer. Thereafter, at each Settlement Seller's counsel may furnish a reliance letter relating to the original opinion or may provide a new opinion.

         Section 7.3 Conditions to Seller's Obligations. The obligations of Seller to sell the Loans at each Settlement are subject to the satisfaction at or prior to such Settlement, of each of the following conditions (any or all of which may be waived by Seller):

            (a) Purchase Price. The Purchase Price shall have been delivered to Seller pursuant to Seller's reasonable instructions in accordance with Section 3.3.

            (b) Representations and Warranties Correct. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects in accordance with their terms as of the date of this Agreement, and on and as of such Settlement Date with the same force and effect as though made on and as of such Settlement Date, and if Seller so requests, Buyer shall have delivered to Seller a certificate to such effect signed on Buyer's behalf by its President or another appropriate officer.

            (c) Compliance with Covenants. Buyer shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement, and if Seller so requests, Buyer shall have delivered to Seller a certificate to such effect signed on Buyer's behalf by its President or another appropriate officer.

            (d) Corporate Documents. On or before the Settlement Date, if Seller so requests, Buyer shall have delivered to Seller:

                 (i) a certificate of its jurisdiction of incorporation dated not earlier than the date of the tenth day preceding the Settlement Date, to the effect that Buyer is a corporation validly existing and in good standing (if applicable) under the laws of such jurisdiction as of such date;

                 (ii) a certificate of the Secretary or Assistant Secretary of
            Seller attaching (A) evidence of such corporate action or authorization as is necessary to approve this Agreement and the authorization of the officers of Buyer to sign this Agreement, which action or authorization shall continue to be in force as of the Settlement Date, and (B) specimen signatures of the officers of Buyer authorized to sign this Agreement;

                 (iii) a copy, certified as true by the Secretary or Assistant
            Secretary of Buyer, of the charter and the by-laws of Buyer; and

                 (iv) all other documents, instruments and writings required to be delivered by Buyer pursuant to this Agreement.

            (e) Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by Buyer.

            (f) No Pending Litigation. There shall not be pending or, to the best of Buyer's knowledge upon reasonable due inquiry and investigation, threatened any suit, action, injunction, investigation, inquiry, or other proceeding against either of the parties before any court or government agency, which, in Seller's good faith judgment, has resulted or is reasonably likely to result in an order staying or judgment restraining or prohibiting the transactions contemplated hereby or subjecting a party to material liability on the grounds that it has breached any law or regulation or otherwise acted improperly in connection with the transactions contemplated hereby.

         Section 7.4 Opinion of Counsel. The obligations of Seller to sell the Loans at the first Settlement following the execution of this Agreement are subject to Seller having received an opinion of Buyer's counsel, in form and substance satisfactory to Seller, as to such matters concerning this Agreement or the Settlement as are reasonably requested by Seller.

SECTION 8 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES;
REPURCHASE OBLIGATION OF SELLER.

         It is understood and agreed that the covenants, representations and warranties set forth in this Agreement shall survive delivery and release of the Offered Loan Documents to Buyer for a period of ten (10) years from the date on which such covenant, representation, or warranty is made. It is further understood that the covenants, representations and warranties set forth in this Agreement shall inure to the benefit of Buyer, or any holder of any endorsement of any Note or any examination of the Offered Loan Documents.

SECTION 9 POST-SETTLEMENT REPURCHASE AND ADJUSTMENTS

         Section 9.1 Repurchase Obligations.

                    (a) In the event that

                    (i) Seller has failed to deliver to Buyer any document
               required hereunder with respect to any Loan sold on a Settlement Date within the applicable time period for delivery therefor and such failure has materially and adversely affected Buyer's ability to service or obtain payment on such Loan,

                    (ii) Seller has, with respect to any Loan, breached any
               warranty, representation, or agreement, which is contained in this Agreement and which concerns the accuracy of information or statements, including but not limited to those representations and warranties set forth in Sections 4.1(g), 4.2(a), and 4.3(b).

                    (iii) Seller has, with respect to any Loan, breached any
               warranty, representation, or agreement contained in this Agreement, other than those described in Section 9.1(a)(i) or 9.1(a)(ii) or,

                    (iv) Seller or any of Seller's representatives has acted
               fraudulently, negligently, or with willful misconduct in the origination or closing of any Loan.

Buyer shall give Seller notice of, and shall request that Seller cure, such failure, breach, or action within 30 days of Seller's receipt of such notice. With respect to 9.1(a)(i), failure to deliver the documents required by Section
6.9 shall be deemed to materially and adversely affect Buyer's ability to service or obtain payment on a Loan.

                  (B) If Seller fails to cure such failure, breach or action within such 30-day period, Seller shall, not later than 30 days after its receipt of notice thereof, repurchase such Loan at the repurchase price set forth in Section 9.2.

         Section 9.2 Repurchase Price. In the event Seller repurchases a Loan from Buyer pursuant to Section 9.1 above, the repurchase price shall be an amount equal to

                  (a) the product of

                           (i) the Bid Percentage and

                           (ii) the Principal Balance of such Loan,

                  (b) minus the aggregate amount of all payments of principal made to Buyer on such Loan from the Settlement Date up to, but not including, the date of repurchase,

                  (c) plus accrued but unpaid interest up to and including the date of repurchase,

                  (d) plus any reasonable and customary out-of-pocket expenses paid to third parties relating to such Loan.

Upon payment of the repurchase price as set forth herein, Buyer shall deliver the Loan Documents relating to such repurchased Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Seller title to such repurchased Loan on a servicing released basis. Seller shall pay all out-of-pocket costs incurred in delivering the Mortgage File to the Seller. Except for the negligence or willful misconduct of Buyer or Buyer's representative, the Buyer shall have no liability for the failure by the courier to deliver the Mortgage File to the Seller for any reason whatsoever.

         Section 9.3 Post-Settlement Adjustments to Purchase Price. Within 60 days after each Settlement Date, the first party shall notify the other party in writing of any miscalculations, misapplied payments, unapplied payments or other accounting errors (each, a "Discrepancy") which the first party has discovered and which affects the Principal Balance of any of the Loans purchased on such Settlement Date or the Purchase Price for the Loans purchased on such Settlement Date. Notice to the other party under this Section 9.3 shall include copies of documents sufficient to describe each Discrepancy. Buyer shall pay Seller or Seller shall pay Buyer, as the case may be, an amount sufficient to correct such Discrepancy, with all such adjustments calculated using the Bid Percentage. Any amounts due hereunder shall be paid within 10 days of notice by the first party to the other party.


SECTION 10 INDEMNIFICATION

         Section 10.1 Seller's Indemnification

         (a) Seller agrees to indemnify and hold Buyer, its Affiliates, officers, directors, employees, agents, successors, and assigns, and related entities from and to reimburse them for, any loss, cost, expense, damage, liability, or claim (including, without limitation, all Legal Fees) relating to, arising out of, based upon, or resulting from:

                    (i) Seller's ownership of or actions with respect to the
               Loans;

                    (ii) Seller's breach of any of its representations and
               warranties contained in this Agreement; or

                    (iii) Seller's breach of or failure to perform any of its
               covenants or agreements contained in or made pursuant to this Agreement.

         (b) The obligations of Seller under this Section shall survive the transfer and delivery of the Loans to Buyer and the termination of this Agreement.


         (c) Notwithstanding the foregoing, Seller shall not have any liability in respect of the representations or warranties on the part of Seller herein contained to the extent such liability would not have arisen but for Buyer's own willful misconduct or negligence.

         Section 10.2 Buyer's Indemnification.

         (a) Buyer agrees to indemnify and hold Seller, its Affiliates, officers, directors, employees, agents, successors, and assigns, and related entities from, and to reimburse them for, any loss, cost, expense, damage, liability, or claim (including without limitation, all Legal Fees) relating to, arising out of, based upon, or resulting from:

                    (i) Buyer's ownership of or actions with respect to the
               Loans;

                    (ii) Buyer's breach of any of its representations and
               warranties contained in this Agreement; or

                    (iii) Buyer's breach of or failure to perform any of its
               covenants or agreements contained in or made pursuant to this Agreement.

         (b) The obligations of Buyer under this Section shall survive the transfer and delivery of the Loans to Buyer or the termination of this Agreement.

         (c) Notwithstanding the foregoing, Buyer shall not have any liability in respect of the representations or warranties on the part of Buyer herein contained to the extent such liability would not have arisen but for Seller's own willful misconduct or negligence.

         Section 10.3 Indemnification Procedures.

         (a) Within 10 days after receipt by a party of a third party claim, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, deliver a claim notice to the indemnifying party; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified party otherwise than under this subsection. In the event that any third party claim is made against the indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), which consent shall not be unreasonably withheld. The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at the expense of the indemnifying party, if the retention of such counsel has been specifically authorized by the indemnifying party, if such counsel is retained because the indemnifying party does not notify the indemnified party within 20 days after receipt of a claim notice that it elects to undertake the defense thereof, or if there is a reasonable basis on which the indemnified party's interests may differ from those of the indemnifying party.

         (b) The indemnifying party shall remit payment for the amount of a valid and substantiated claim for indemnification hereunder within 15 business days of the receipt of a claim notice therefor. Upon the payment in full of any claim hereunder, the indemnifying party shall be subrogated to the rights of the indemnified party against any person with respect to the subject matter of such claim. In the event of a dispute, the parties shall proceed in good faith to negotiate a resolution of such dispute.

         (c) The indemnified party shall have the right to reject any settlement approved by the indemnifying party if the indemnified party waives its right to indemnification hereunder. The indemnified party shall have the right to settle any third party claim over the objection of the indemnifying party; provided, however, that if the indemnifying party is contesting such claim in good faith and has assumed the defense of such claim from the indemnified party, the indemnified party waives any right to indemnify therefor.

         (d) In the event that the indemnifying party reimburses the indemnified party with respect to any third party claim and the indemnified party subsequently receives reimbursement from another person with respect to that third party claim, then the indemnified party shall remit such reimbursement from such other person to the indemnifying party within 30 days of receipt thereof.

SECTION 11 TERMINATION

         Section 11.1 Termination by Either Party.

         (a) This Agreement may be terminated with or without cause by either party upon 30 days' written notice to the other party, provided that the delivery requirements and other terms of this Agreement have been fully complied with as prior Settlements.

         (b) After termination pursuant to Section 11.1(a), the provisions of this Agreement shall continue to apply to any Loans previously transferred from Seller to Buyer pursuant to this Agreement.

         Section 11.2 Termination by Buyer. This Agreement may be immediately terminated by Buyer, at Buyer's sole option, upon notice to Seller upon the occurrence of any of the following events ("Termination Events");

                  (a) Seller breaches or fails to comply with any term or condition of this Agreement and fails to cure such breach or failure within 60 days of receipt of notice thereof from Buyer;

                  (b) Any of Seller's representations or warranties in Sections 4.1, 4.2 or 4.3 of this Agreement is untrue in any material respect and is not cured by Seller within 60 days of receipt of notice thereof from Buyer;

                  (c) Notwithstanding Section 11.2(a), Seller does not deliver the Loans or any Loan Document relating to such Loans within the time periods stated in this Agreement;

                  (d) Notwithstanding Sections 11.2(a) and 11.2(b), any document or paper delivered hereunder is incorrect in any material respect or otherwise does not comply with the terms and provisions of this Agreement;

                  (e) Any material reduction in Seller's net worth occurs, as determined solely by Buyer;

                  (f) A petition for involuntary bankruptcy is filed against Seller, or Seller is adjudged bankrupt or insolvent by a court of competent jurisdiction or a regulatory agency, or a court of competent jurisdiction or a regulatory agency appoints a receiver, liquidator, conservator, or trustee for Seller or all or substantially all of its assets, or approves any petition filed against Seller for its reorganization;

                  (g) Seller institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Federal Bankruptcy Code, files under any law for the relief of debtors, consents to the appointment of a receiver of all or substantially all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due;

                  (h) Seller merges with or consolidates into another corporation, sells or otherwise disposes of all or substantially all of its property and assets, or permits any change to occur in the stock ownership of Seller which would transfer effective voting control from the persons now exercising such control to others; and

                  (i) The placement of Seller on probation or restriction of its activities in any manner by a Federal or state government agency, including FHLMC, FNMA, or GNMA.

         Section 11.3 Effect of Termination. Upon expiration of the 30 day notice period pursuant to Section 11.1(a) or upon written notice to Seller, pursuant to Section 11.2 that a Termination Event has occurred, this Agreement shall be of no force and effect and the parties obligations to each other hereunder shall cease; provided, however, that each party shall continue to have such obligations as may remain with respect to all Loans acquired by Buyer in Settlements that have occurred prior to the date on which this Agreement terminates.

SECTION 12  MISCELLANEOUS

         Section 12.1 No Waiver. Failure or delay on the part of Buyer to audit any Loan or to exercise any right provided for herein, shall not act as a waiver thereof, nor shall any single or partial exercise of any right by Buyer or Seller preclude any other or further exercise thereof. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless said waiver, modification or amendment is in writing and signed by the parties hereto. Notwithstanding any investigation conducted before or after the purchase of any Loan, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Buyer may have as a result of such investigation or otherwise, Buyer shall be entitled to rely upon the warranties, representations, and covenants of Seller in this Agreement, and the obligations of Seller with respect thereto shall survive the purchase of said Loans by Buyer and inure to the benefit of all future assignments of said Loans.

         Section 12.2 Amendment and Modification. Subject to applicable law, this Agreement may not be amended, modified, or supplemented except in writing signed by both parties. Notwithstanding the foregoing, Seller may unilaterally amend the underwriting standards set forth in Schedules 4.2(b)(A) and 4.2(b)(B) upon the thirty (30) days written notice to Buyer.

         Section 12.3 Notices. All notices, requests, demands, consents, approvals, agreements, or other communications to or by a party to this Agreement shall;

                  (a) be in writing addressed to the authorized address of the recipient set out in Section 12.3(c) of this Agreement or to such other address as such recipient may have notified the sender;

                  (b) be signed by an authorized officer of the sender; and

                  (c) be delivered in person or sent by registered or certified mail return receipt requested, facsimile transmission, or by overnight courier and be deemed to be duly given or made:

                        (i) in the case of delivery in person when delivered to
                  the recipient at such address;

                        (ii) in the case of registered or certified mail three
                  days after the date of mailing;

                        (iii) in the case of overnight courier two days after
                  shipment or the date of receipt, whichever is earlier; or

                        (iv) in the case of facsimile transmission when received
                  in legible form by the recipient at such address and in the event that the recipient has been requested to acknowledge receipt of the entire facsimile transmission upon the sending or receiving the acknowledgement of receipt (which acknowledgement the recipient will promptly give);

but if such delivery or dispatch is later than 5:00 p.m. local time on a day on which business is generally carried on in the place to which such communication is sent or occurs on a day on which business is not generally carried on in the place to which such communication is sent, it will be deemed to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

         Notices may be sent

             to Buyer:           Household Financial Services, Inc.
                                 961 Weigel Drive
                                 Elmhurst, IL 60126
                                 Attn: Group Vice President
                                 Facsimile No: (708) 617-7590

             with a copy to:     Household Finance Corporation
                                 2700 Sanders Road
                                 Prospect Heights, IL 60070
                                 Attn: General Counsel
                                 Facsimile No: (847) 205-7447

             To Sellers:         Westmark Mortgage Corp.
                                 355 NE 5th Avenue
                                 Suite 4
                                 Delray Beach, FL 33483
                                 Attn: Mark Schaftlein, Executive Vice President
                                 Facsimile No: (407) 243-2999

             with a copy to:     General Counsel
                                 at the above address

or to such other address as Buyer and Seller shall have specified in writing to each other.

         Section 12.4 Expenses. Each party hereto shall bear its own expenses, including the fees of any attorneys, accountants, or others engaged by such party, in connection with this Agreement and the transactions contemplated hereby, except as otherwise expressly provided herein.

         Section 12.5 No Remedy Exclusive. No remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies under this Agreement or existing at law or in equity.

         Section 12.6 Independent Contractor. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between Seller and Buyer. In the performance of its duties or obligations under this Agreement or any other contract, commitment, undertaking, or agreement made pursuant to this Agreement, neither Seller nor Buyer shall be deemed to be, or permit itself to be, understood to be the employee or agent of the other and shall at all times take whatever measures as are necessary to insure that its status shall be that of an independent contractor operating as a separate entity. None of Seller's or Buyer's employees, agents or servants is entitled to the benefits that are provided to the employees of the other party. Each party is solely interested in the results obtained under this contract and therefore the manner and means of conducting the other party's business affairs are under the sole control of such other party and such other party shall be solely and entirely responsible for its acts and for the acts of its agents, employees, and servants.

         Section 12.7 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal, or unenforceable in any respect, unless material to the purpose of this Agreement.

         Section 12.8 Entire Agreement. Seller and Buyer each acknowledges that no representations, agreements, or promises were made to such party by the other party or any of its employees other than those representations, agreements, or promises specifically contained herein. This Agreement and any Schedules and Exhibits hereto constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated hereby. This Agreement supersedes any prior agreement and understanding with respect to these matters and transactions.

         Section 12.9 Assignment. Except as set forth in the following sentence, neither party shall have the right to assign any of its duties, obligations, or rights under this Agreement without the prior written consent of the other. Buyer shall have the right to assign its rights under this Agreement to any Affiliate, and in no such assignment shall relieve either party of any liability under this Agreement.

         Section 12.10 Captions. The captions in this Agreement are for convenience only, do not form a part hereof, and do not in any way modify, interpret, or construe the intentions of the parties hereto.

         Section 12.11 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Illinois, without regard to the conflicts of laws rules thereof.

         Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 12.13 Drafting. Each party acknowledges that its legal counsel participated in the preparation of this Agreement. The Parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

         Section 12.14 Choice of Forum. Any judicial proceedings brought against any of the parties hereto with respect to this Agreement shall be brought in any court of competent jurisdiction in Cook County, Illinois or Palm Beach County, Florida, or in the Federal District Court for the Northern District of the State of Illinois or in the Federal District Court for the District of the State of Florida encompassing Palm Beach County irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties to this Agreement hereby consents to the exclusive jurisdiction of any such court and waives any defense or opposition to such jurisdiction.

         Section 12.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Buyer and Seller have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.



                                    BUYER:

                                    HOUSEHOLD FINANCIAL SERVICES, INC.


                                           /s/ David J. Fatina
                                    By:______________________________________

                                               David J. Fatina
                                       Name:_________________________________

                                               Group Vice President
                                       Title:________________________________





                                   SELLER:

                                   WESTMARK MORTGAGE CORP.


                                           /s/ Mark Schaftlein
                                   By:______________________________________

                                               MARK SCHAFTLEIN
                                       Name:_________________________________

                                               EXECUTIVE VICE PRESIDENT
                                       Title:________________________________

                                    EXHIBIT A

                       Form of Bill of Sale and Assignment



     _______________________, a ____________ corporation ("Grantor"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereunder, does hereby absolutely sell, transfer, assign, set-over and convey to Household Financial Services, Inc., a Delaware corporation (the "Grantee"), its successors and assigns, without recourse, (i) all of Grantor's right, title and interest in the loans described on the list attached hereto as Schedule I (the "Loans"), including all principal, interest, or other proceeds of any kind with respect to the Loans; and (ii) all of Grantor's right, title and interest in to all escrow deposits held in connection with such Loans. In addition, Grantor further assigns to Grantee its successors and assigns, Grantor's right (i) to service each Loan on a servicing released basis and (ii) to collect any servicing fee in connection with such Loan.


     This Bill of Sale and Assignment is being executed and delivered pursuant to the terms of the Continuing Loan Purchase Agreement dated as of ____________, 1996, which is hereby incorporated herein by reference. This Bill of Sale and Assignment shall be governed by the laws of the State of Illinois without regard to the conflicts of law rules thereof. Grantee shall have the right to assign its rights hereunder to any of its Affiliates (as defined in Continuing Loan Purchase Agreement).


                                        GRANTOR:



                                            ----------------------------------

DATE:                         , 199     By:
     -------------------------     -       ----------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                   ---------------------------

                   SCHEDULE 1 TO BILL OF SALE AND ASSIGNMENT

                                     Loans

                                   EXHIBIT B

                        Form of Response and Acceptance

     In response to the Offer, by __________________, a ___________ corporation ("Seller"), dated ________, to sell the Offered Loans described in the Loan Documents, Household Financial Services, Inc., a Delaware corporation ("Buyer"), hereby proposes to purchase the Loans described in the Offered Loan Schedule other than the Excluded Loans listed on Schedule A attached hereto.

     If this Response is accepted by Seller, the Bid Percentage for the Loans described in Schedule 1 shall be ___%. The Purchase Price for the Loans will be calculated according to the formula set forth in the definition of that term.

     This Response is being executed and delivered pursuant to the terms of the Continuing Loan Purchase Agreement dated as of ____________, 1996, which is hereby incorporated herein by reference. Please indicate your acceptance of this Response and your agreement to execute the Bill of Sale with respect to the Loans on the Settlement Date by signing in the space provided and returning an executed copy of this Response to me.

                                   HOUSEHOLD FINANCIAL SERVICES, INC.



                                   By:
                                       ---------------------------------

                                   Name:
                                         -------------------------------

                                   Title:
                                          ------------------------------


Agreed and Accepted; Attached hereto as Schedule 1, is the Loan Schedule


-------------------------------------

By:
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

                     SCHEDULE A TO RESPONSE AND ACCEPTANCE
                           [TO BE COMPLETED BY BUYER]

                     SCHEDULE 1 TO RESPONSE AND ACCEPTANCE
                           [TO BE COMPLETED BY SELLER]

                                   EXHIBIT C

                             CONTENTS OF LEGAL FILE

     With respect to each Loan, the Legal File shall include each of the following items, which shall be delivered to the Buyer.

1. The original Note, bearing all intervening endorsements, endorsed, "Pay to the order of ______________, without recourse" and signed in the name of Seller by an authorized officer or by facsimile signature.

2. Either: (i) the original recorded Mortgage with recording information thereon, together with a certified true copy of the original power-of-attorney showing the recording information thereon if the Mortgage was executed by an attorney-in-fact, (ii) a certified true copy of the Mortgage and of the power-of-attorney (if applicable) the originals of which have been transmitted for recording, until such time as the originals are returned by the public recording office in which case the Seller shall deliver the original recorded Mortgage with 5 business days of receipt from the County Records Office; or (iii) a copy of the Mortgage certified by the public recording office in those instances where the public recording office retains the original or the original is lost, together with a duplicate original mortgage's certificate of title II the Mortgage is registered under the Torrens system.

3. The original Assignment of Mortgage for each Loan, in blank, in form and substance acceptable to Buyer and its counsel, and for recording but not recorded, signed in the name of Seller by an authorized officer: provided, however, that certain recording information will not be available if, as of the Settlement Date, Seller has not received the related recorded Mortgage from the recorder's office.

4. A copy of the title search and mortgage title insurance commitment or the original mortgage title insurance policy issued by an approved ALTA title insurance company on such form and subject to such exceptions as are approved by Buyer and Buyer's counsel; provided, however, that if the original is not available as of the date the Mortgage is delivered to Buyer, Seller shall deliver the original to Buyer within sixty (60) days after the Settlement Date, or if it has not been received by that date, within 5 business days after receipt from the title company. Seller shall make all due efforts to obtain and deliver such title policy within the above time period.

5. Originals of all intervening assignments, if any, with evidence of recording thereon, or certified true copies with evidence that the originals have been transmitted for recording until such time as the originals are returned by the public recording office, or a copy of each such assignment certified by the public recording office if such office retains the originals, or if such original is lost.

6. Originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, if any.

7.   Original guarantee, if any.

8. The original of any security agreement, chattel mortgage or equivalent, executed in connection with the Mortgage, if any.

                                   EXHIBIT D

                            CONTENTS OF CREDIT FILE

With respect to each Loan, the Credit File shall include each of the following items.

1. A copy of the original Note, bearing all intervening endorsements, endorsed, "Pay to the order of ____________________, without recourse" and signed in the name of Seller by an authorized officer or by facsimile signature.

2. A copy of either: (i) the original recorded Mortgage with recording information thereon, together with a certified true copy of the original power-of-attorney showing the recording information thereon if the Mortgage was executed by an attorney-in-fact; (ii) a certified true copy of the Mortgage and of the power-of-attorney (if applicable) the originals of which have been transmitted for recording, until such time as the originals are returned by the public recording office; or (iii) a copy of the Mortgage certified by the public recording office in those instances where the public recording office retains the original or the original is lost, together with a duplicate original mortgagee's certificate of title if the Mortgage is registered under the Torrens system.

3. A copy of the original Assignment of Mortgage for each Loan, in blank, in form and substance acceptable to Buyer and its counsel, and for recording but not recorded; provided, however, that certain recording information will not be available if, as of the Settlement Date, Seller has not received the related recorded Mortgage from the recorder's office.

4. A copy of the original policy of title insurance (or, if such policy has not yet been issued by the insurer, the preliminary title report).

5. A copy of all intervening assignments, if any, with evidence of recording thereon, or certified true copies with evidence that the originals have been transmitted for recording until such time as the originals are returned by the public recording office, or a copy of each such assignment certified by the public recording office if such office retains the original, or if such original is lost.

6.  A copy of all assumption and modification agreements, if any.

7. A survey or plat of the Mortgaged Property (except if the Mortgaged Property is a condominium unit), unless the title insurance contains a 116 or "no survey" endorsement.

8. Original hazard insurance policy (or certificate of insurance for a condominium or planned unit development unit) and certificate or original policy of flood insurance, if applicable. (In lieu of an insurance policy for each Loan, Seller may carry a Mortgage Impairment Policy meeting the requirements of FNMA or FHLMC).

9.  Loan closing statement or a copy thereof.

10. Residential loan application.

11. Verification of employment and income (if applicable).

12. Verification of evidence of source and amount of down payment (if applicable).

13. Credit report on the Obligor.

14. Residential appraisal report.

15. Photograph of the property.

16. (a) Payment records and current and historical computerized data files; and

    (b) tax receipts, insurance premium receipts, ledger sheets, insurance claim files and correspondence, correspondence, and all other papers and records developed or originated by Seller or others, required to document the Loan or to service the Loan provided, however, that these items may be provided no later than 15 days after the Service Transfer Date.

17. A copy of the guarantee, if any.

18. Copies of any security agreement, chattel mortgage or equivalent, executed in connection with the Mortgage, if any.

19. Copy of each instrument necessary to complete identification of any exception set forth in the title policy, if any.

20. All required disclosure statements, including a copy of the HUD good faith estimate, HUD-1 settlement statement and TILA disclosure statement prepared in connection with the Loan indicating that the Obligor has received all disclosures required by the RESPA and TILA.

21. Termite reports, structural engineer's report, water potability and septic certification, if any.

22. Sales contract, if any.

23. If the Mortgaged Property is a leasehold estate, a copy of the lease with evidence or recording thereon (or, is such recorded copy has not yet been returned to Seller by the applicable recording office, a copy thereof certified by Seller to be a true, correct and complete copy of such lease sent for recording).

24. Any and all documents, agreements or instruments related to the Loan or the Note and Seller's right and benefits therein; all documents related to the making and closing of the Loan; and any other documents, agreement, or instruments related to the Loan or required by Buyer, in order to perfect its right, title and interest in and to the Loan or required by Buyer in order to enable Buyer to sell the Loan to a private investor or as part of a securitization or other financing vehicle.

25. A statement showing the account number, customer name, unpaid principal balance of the Loan, the amount of periodic installments and the date(s) to which principal, interest and any escrows have been paid, the accrued but unpaid interest up to and including the Settlement Date provided, however, that this information may be provided in a tril balance; and, if required by Buyer, a ledger card or ledger history reflecting all receipts and disbursements from the inception of the Loan including the date of each receipt of disbursement, provided, however, that these items may be provided no later than 15 days after the Service Transfer Date.

                                  SCHEDULE 2.1

              Information to be Included in Offered Loan Schedule

                                    Attached.

                               SCHEDULE 4.2(b)(A)

         Seller's Underwriting Standards for Pool A- (First Mortgages)

                                    Attached.

                               SCHEDULE 4.2(b)(B)

         Seller's Underwriting Standards for Pool B- (Second Mortgages)

                                    Attached.

                                   EXHIBIT E

                     FORM OF SELLER'S OFFICER'S CERTIFICATE


     ________________________ ("________"), in connection with the sale of the
Loans set forth on the Loan Schedule attached as Schedule I to the Bill of Sale and Assignment, dated _________ 1996 from ___________ pursuant to the Continuing Loan Purchase Agreement, dated as of ________, 1996 (the "Agreement"), by and between Household Financial Services, Inc. and __________, hereby certifies that:

(1) No default exists under the Agreement nor, to the best of ________'s knowledge after due inquiry, does any condition exist which might become a breach of the Agreement with the passage of time or giving of notice or both; and

(2)  The representations and warranties of ____________ in Section 4.1, 4.2 and
     4.3 of the Agreement (to the extent applicable) are true and correct in all material respects as of the date thereof.

     IN WITNESS WHEREOF, this certificate has been executed this _______ day of _____________, 199__.


                                                     ---------------------------

                                                    By:
                                                         -----------------------
                                                    Name:
                                                           ---------------------
                                                    Title:
                                                           ---------------------


                                      E-11